Exhibit 10.9

FIRST AMENDMENT OF

FMC TECHNOLOGIES, INC.

NON-QUALIFIED SAVINGS AND INVESTMENT PLAN

WHEREAS, FMC Technologies, Inc. (the “Company”) maintains the FMC Technologies, Inc. Non-Qualified Savings and Investment Plan (the “Plan”);

WHEREAS, the Company now deems it necessary and desirable to amend the Plan in certain respects; and

WHEREAS, this First Amendment shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of the amendment;

NOW, THEREFORE, by virtue and in exercise of the powers reserved to the Company under Section 9.1 Amendment and Termination of the Plan, the Plan is hereby amended in the following respects, effective January 1, 2010:

1.	Sections 2.1 and 2.2 of the Plan are hereby amended in their entireties to read as follows:

2.1 Account. Account means a bookkeeping Account maintained by the Company for a Participant, including his or her Deferral Contributions Account, Employer Contributions Account and Nonelective Contributions Account.

2.2 Account Balance. Account Balance means the value, as of a specified date, of the Account maintained by the Company on behalf of the Participant’s Account, Deferral Contributions Account, Employer Contributions Account or Nonelective Contributions Account.

2.	Sections 2.19A and 2.19B are hereby added to the Plan and shall read as follows:

2.19A Nonelective Contributions. Nonelective Contributions means the contributions credited to a Participant’s Nonelective Contributions Account maintained by the Company on behalf of the Participant pursuant to Section 5.3.

2.19B Nonelective Contributions Account. Nonelective Contributions Account means the Account maintained on behalf of a Participant by the Company to represent the amount of Nonelective Contributions credited in his or her behalf, as adjusted to account for deemed gains and losses, withdrawals and distributions.

3.	Section 3.2 of the Plan is hereby amended in its entirety to read as follows:

Participation. An employee who meets the conditions of Section 3.1 becomes a Participant effective January 1 of the Plan Year following the Plan Year in which the employee satisfies such conditions; provided, however, in order to make Deferral Contributions under Article IV of the Plan and be eligible to receive Employer Contributions under Section 5.1 of the Plan for a given Plan Year, an eligible employee must be selected by the Committee to participate in such portion of the Plan for the Plan Year and must execute and file with the Company a deferral election for such Plan Year, in the manner determined by the Company and at the time required under Article IV. Once an individual is a Participant, he or she will remain a Participant for so long as he or she has an Account Balance, although a Participant may continue to make Deferral Contributions and receive allocations under the Plan only so long as he or she remains an eligible employee by satisfying the conditions of Article III.

4.	Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

Deferral Contributions. Each eligible employee as defined under Section 3.1 who has made an election to defer a portion of his or her Compensation under the Savings Plan for a Plan Year may elect to defer an additional amount under this Plan for that Plan Year, as Deferral Contributions. A Deferral Contribution is an amount, between 1% and 90% of the Participant’s Compensation.

A Participant’s Deferral Contributions for a Plan Year may not exceed his or her Compensation. A Participant must make his or her deferral election for a Plan Year no later than the last day of the preceding Plan Year, and may not change his or her deferral election during the Plan Year, provided, with respect to the deferral of any Compensation representing “bonus” Compensation, the deferral election must be made no later than the last day of the Plan Year preceding the Plan Year in which the performance of services giving rise to the bonus commences. Notwithstanding the foregoing, when an employee first becomes an eligible employee, he or she may make a deferral election no later than thirty days after becoming an eligible employee, so long as the deferral election applies to Compensation earned during the Plan Year after the date of the deferral election.

5.	Article V of the Plan is hereby amended in its entirety to read as follows:

Article V

Employer Contributions and Nonelective Contributions

5.1 Employer Contributions. With respect to each Plan Year for which an employee remains an eligible employee and satisfies the conditions of Article III for such Plan Year, the Participant will be credited with an Employer Contribution in an amount equal to 5% of the Participant’s Excess Compensation and 5% of Deferral Contributions for such Plan Year.

5.2 Employer Contributions Account. The Committee will establish and maintain an Employer Contributions Account on behalf of each Participant who is credited with Employer Contributions. The Employer Contributions Account will be a bookkeeping account maintained by the Company, and will reflect the Employer Contributions that have been credited to the Participant (and Matching Contributions credited to the Participant under the Plan prior to January 1, 2009), as adjusted pursuant to Article VI to reflect deemed gains and losses, withdrawals and distributions.

5.3 Nonelective Contributions. With respect to each Plan Year for which an employee remains an eligible employee and satisfies the conditions of Article III for such Plan Year, a Participant who either (1) has less than five (5) “Years of Vesting Service” as of December 31, 2009, where the term “Years of Vesting Service” has such meaning as is given to it under Appendix E of the Savings Plan, or (2) incurs a “Severance From Service Date” and is subsequently re-employed on or after January 1, 2010, following such “Severance From Service Date” where the term “Severance From Service Date” has such meaning as is given to it under Appendix E of the Savings Plan, will be credited with a Nonelective Contribution in an amount as shall be determined by the Company, in its discretion.

5.4 Nonelective Contributions Account. The Committee will establish and maintain a Nonelective Contributions Account on behalf of each Participant who is credited with Nonelective Contributions. The Nonelective Contributions Account will be a bookkeeping account maintained by the Company, and will reflect the Nonelective Contributions that have been credited to the Participant, as adjusted pursuant to Article VI to reflect deemed gains and losses, withdrawals and distributions.

6.	Section 6.1(a) of the Plan is hereby amended in its entirety to read as follows:

Each Participant may designate from time to time, in the manner prescribed by the Committee, that all or a portion of his or her Deferral Contributions Account, Employer Contributions Account and Nonelective Contributions Account be deemed to be invested in one or more Permitted Investments. The Committee will establish rules governing the dates as of which amounts will be deemed to be invested in the Permitted Investments chosen by the Participant, and the time and manner in which amounts will be deemed to be transferred from one Permitted Investment to another, pursuant to a Participant’s election to change his or her deemed investments. The Committee will also establish a default Permitted Investment, in which the Deferral Contributions Account, Employer Contributions Account and Nonelective Contributions Account of a Participant who fails to make an investment election will be deemed to be invested. The Committee’s Plan investment election rules permit a Participant to transfer any or all of his or her Account from one investment option to another investment option.

7.	Section 6.2 of the Plan is hereby amended to add the following sentence to the end thereto and shall read as follows:

The Company will credit all deemed Nonelective Contributions made on a Participant’s behalf to the Participant’s Nonelective Contributions Account within a reasonable period after the end of the Plan Year.

8.	Section 8.1 of the Plan is hereby amended to add the following two paragraphs to the end thereto and shall read as follows:

Notwithstanding the preceding to the contrary, an individual who is both a Participant and an Employee of the Company or an Adopting Affiliate on December 1, 2009, shall be 100% vested in his or her deemed Employer Contributions Account.

A Participant’s vested interest in his or her deemed Nonelective Contributions Account is determined according to the following schedule:

Years of Service	Percent Vested
Fewer than 3	0%
3 or more	100%

IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized representative this 29th day of October 2009.

FMC TECHNOLOGIES, INC.

By:	/s/ Maryann Seaman
Its:	Vice President, Administration